Sino-Global Shipping America, Ltd. Announces Pricing

of Public Offering of Common Stock

NEW YORK – (PR Newswire – June 27, 2014) — Sino-Global Shipping America, Ltd. (NasdaqCM: SINO) (“Sino-Global” or the “Company”), an international shipping agency and logistic services provider, today announced the pricing of its previously announced underwritten public offering. The Company is offering 572,000 registered shares of its common stock, without par value per share, at a price to the public of $1.76 per share. In connection with the offering, the Company has also granted the underwriter a 30-day option to purchase up to an additional 85,800 shares of common stock from the Company to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering for strategic investments, acquisitions and general corporate purposes. The offering is expected to settle and close on July 2, 2014, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), is acting as sole book-running manager for the offering. The Company is offering these securities pursuant to its existing shelf registration statement (File No. 333-194211), including a base prospectus, as declared effective by the Securities and Exchange Commission (the “SEC”) on

April 15, 2014.

A final prospectus supplement describing the terms of the offering will be filed with the SEC. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Before investing, you should read the prospectus supplement and the accompanying base prospectus, and other documents that the Company has filed or will file with the SEC, for information about the Company and this offering. Copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, by contacting the book-running manager at the following address:

National Securities Corporation

410 Park Ave, 14th Floor

New York, NY 10022

Attn: Kim Addarich

Telephone: +1 (212) 417-8164

Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Sino-Global Shipping America, Ltd., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sino-Global Shipping America, Ltd.

Founded in the United States of America (“US”) in 2001, Sino-Global Shipping America, Ltd. is a Virginia corporation with its primary US operations in New York. The company provides its customers with comprehensive yet customized shipping agency, shipping and chartering, and inland transportation management services. As a general shipping agent, the Company serves ships coming to and departing from a number of countries and regions, including China, Australia, South Africa, Brazil, New Zealand, and Canada. It has signed strategic agreements with Qingdao Zhenghe Shipping Group Limited to jointly explore mutually beneficial business development opportunities; the China United Tally Co., Ltd. to develop third-party verification services at ports in China; and China Ocean Shipping Agency to develop their shipping agency business in China and internationally. For more information, please visit www.sino-global.com.

Safe Harbor Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Form S-3/A which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. “” The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Sino-Global Shipping America, Ltd. Contact:

Mr. Anthony S. Chan, CPA

Executive Vice President and Acting CFO

+ 1 (718) 888-1814